UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2012 (June 21, 1012)

Grant Hartford Corporation

(Exact name of registrant as specified in its charter)

Montana	333-155507	20-8690366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2620 Connery Way Missoula, MT	59808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 549-4148

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   -Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

     The annual meeting of shareholders of Grant Hartford Corporation (the "Company") was held on June 21, 2012, in Missoula, Montana. Shareholders of record at the close of business on May 31, 2012 were entitled to vote at the meeting on the basis of one vote for each share held. On May 31, 2012, there were 34,494,927 shares of common stock entitled to vote.

     At the annual meeting, the shareholders of the Company voted on the following proposals:

1.	To elect the Board of Directors for the following year. Each nominee for director was elected by a vote of the shareholders as follows:

Director	Vote For:	Vote Against:	Abstain:
Eric Sauve	23,928,027	----------	----------
David Gilmer	18,128,451	5,799,576	----------
Robert Sanders	23,928,027	----------	----------
Charles Yesson	18,128,451	5,799,576	----------
Dr. James Sears	23,928,027	----------	----------

2.	To ratify the retention of EFP Rotenberg, LLP as the Company's independent auditor for the fiscal year ending December 31, 2012. The proposal was approved by a vote of shareholders as follows:

For	23,928,027
Against	----------
Abstain	----------

3.	To give authority to the Board of Directors and Officers of the Company to seek funding through public offerings, private placements, commercial financing, an underwriter for the purposes of completing a possible IPO, strategic partners, or other sources of financing, to promote and expand operations. The proposal was approved by a vote of shareholders as follows:

For	23,928,027
Against	----------
Abstain	----------

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANT HARTFORD CORPORATION

Dated: July 2, 2012	By:	/s/Eric Sauve
	Name:	Eric Sauve
	Title:	Chief Executive Officer/Chief Financial Officer/Director